UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2007 (August 30, 2007)

LINN ENERGY, LLC

(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement.

a)              Amended and Restated Credit Agreement

On August 31, 2007, Linn Energy, LLC (the “Company”) entered into the Third Amended and Restated Credit Agreement (the “Amended Credit Agreement”), among the Company, BNP Paribas, as administrative agent, and the agents and lenders party thereto, which amends and restates the Company’s Second Amended and Restated Credit Facility, which closed August 1, 2006 and was amended by the First Amendment, dated February 1, 2007, the Second Amendment, dated June 29, 2007 and the Third Amendment, dated July 5, 2007 (as amended, the “Existing Facility”).

The Amended Credit Agreement provides for an initial borrowing base of $1.8 billion and a conforming borrowing base of $1.65 billion.  The borrowing base under the Amended Credit Agreement will be redetermined semi-annually by the lenders in their sole discretion, based on, among other things, reserve reports as prepared by reserve engineers taking into account the oil and gas prices at such time.  The borrowing base will be automatically reduced to equal the conforming borrowing base on the earlier of (a) August 31, 2008 or (b) the date on which the Company issues additional equity interests or any funded debt as permitted by the Amended Credit Agreement. The Company’s obligations under the Amended Credit Agreement are secured by mortgages on its oil and gas properties as well as a pledge of all ownership interests in its operating subsidiaries, including the properties and subsidiaries acquired in connection with the Mid-Continent Acquisition (as defined below).  The Company is required to maintain the mortgages on properties representing at least 80% of its oil and gas properties. Additionally, the obligations under the Amended Credit Agreement are guaranteed by all of the Company’s operating subsidiaries, including subsidiaries acquired in connection with the Mid-Continent Acquisition, and may be guaranteed by any future subsidiaries.

At the Company’s election, interest is determined by reference to either  the London interbank offered rate (“LIBOR”) plus an applicable margin between 1.00% and 2.25% per annum or  the alternate base rate (“ABR”) plus an applicable margin between 0% and 0.25% per annum. Interest is generally payable quarterly for ABR loans and at the applicable maturity date for LIBOR loans.

Borrowings under the Amended Credit Agreement are available for the acquisition and development of gas and oil properties, including the Mid-Continent Acquisition, working capital, and general corporate purposes, including distributions to unitholders. The Amended Credit Agreement matures on August 1, 2010.

The Amended Credit Agreement contains various covenants, substantially similar to the Existing Facility, that limit the Company’s ability to incur indebtedness, grant certain liens, make certain loans, acquisitions, capital expenditures and investments, make distributions other than from available cash,  merge or consolidate, or engage in certain asset dispositions, including a sale of all or substantially all of our assets.  The Amended Credit Agreement also contains covenants, substantially similar to the Existing Facility, that require the Company to maintain specified financial ratios.  The other terms and conditions of the Amended Credit Agreement are substantially similar to the Existing Facility.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

b)     Amended and Restated Guaranty and Pledge Agreement

In connection with the Amended Credit Agreement, the Company entered into the Third Amended and Restated Guaranty and Pledge Agreement (the “Guaranty and Pledge Agreement”), dated August 31, 2007 among the Company, the other obligors named therein and BNP Paribas, as administrative agent.  The Guaranty and Pledge Agreement requires 1) each of the Company’s operating subsidiaries to guarantee all of the Company’s obligations under the Amended Credit Agreement and 2) the Company to pledge all the ownership interests of its operating subsidiaries.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Guaranty and Pledge Agreement, a copy of which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

c)              Registration Rights Agreement

In connection with the Private Placement (as defined below), the Company and the purchasers entered into a Registration Rights Agreement, dated August 31, 2007, in which the Company agreed to register the purchased units and the units issuable upon conversion of the Class D with the Securities and Exchange Commission as soon as practicable, but no later than 165 days following the closing.  The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.3 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On August 31, 2007, the Company announced that it had closed its previously announced acquisition of certain oil and gas properties in the Mid-Continent region from Dominion Resources, Inc. for a contract price of $2.05 billion, subject to customary closing adjustments (the “Mid-Continent Acquisition”). The foregoing description of the Mid-Continent Acquisition does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Mid-Continent Onshore Package Purchase Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.01.

Item 2.03  Creation of a Direct Financial Obligation.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.  The Company requested and received, on August 31, 2007, a $1.15 billion ABR borrowing that was converted to a six month LIBOR borrowing at an effective interest rate of 7.095%, the proceeds of which we be used to fund a portion of the Mid-Continent Acquisition.

Item 3.02  Unregistered Sales of Equity Securities.

On August 31, 2007, the Company closed its private placement of $1.5 billion of equity securities to a group of institutional investors, consisting of approximately 13 million units and approximately 35 million Class D units, or a total of approximately 48 million units, at a negotiated price of $32.00 per unit and $30.97 per Class D Unit (the “Private Placement”). The Company used the net proceeds from the Private Placement, together with the borrowing under the Amended Credit Facility described above, to fund the purchase price of the Mid-Continent Acquisition.  The foregoing description of the Private Placement does not purport to be complete and is qualified in its entirety by reference to the Class D Unit and Unit Purchase and Sale Agreement, which was included as Exhibit 10.17 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and is hereby incorporated by reference into this Item 3.02.

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 31, 2007, the Company amended its Second Amended and Restated Limited Liability Company Agreement to provide for the issuance of the Class D units, a new class of equity securities that is entitled to a special quarterly distribution equal to 115% of the distribution received by the units, has no voting rights other than as required by law and is subordinated to the units on dissolution and liquidation. If approved by a vote of the Company’s unitholders, the Class D units will convert into units on a one-for-one basis. The foregoing description does not purport to be complete and is qualified in its entirety by reference to Amendment No. 3 to Second Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC dated August 31, 2007, a copy which is filed as Exhibit 4.1 to this Current Report and is hereby incorporated by reference into this Item 5.03.

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required in connection with the Mid-Continent Acquisition are not included in this Current Report. The Company will file the required financial statements within 71 calendar days after the date this Current Report was required to be filed with the Securities and Exchange Commission.

(b) Pro forma financial information.

The financial statements required in connection with the Mid-Continent Acquisition are not included in this Current Report. The Company will file the required financial statements within 71 calendar days after the date this Current Report was required to be filed with the Securities and Exchange Commission.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

2.1*

Amended and Restated Mid-Continent Onshore Package Purchase Agreement, dated August 30, 2007, between Dominion Exploration & Production, Inc., Dominion Oklahoma Texas Exploration & Production, Inc., LDNG Texas Holdings, LLC, and DEPI Texas Holdings, LLC, as Sellers, and Linn Energy, LLC, as Purchaser.

4.1	Amendment No. 3 to Second Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC dated August 31, 2007.

4.2	Form of Class D Unit Certificate.

10.1*	Third Amended and Restated Credit Agreement dated August 31, 2007, among Linn Energy, LLC, as borrower, BNP Paribas, as administrative agent, and the agents and lenders party thereto.

10.2*	Third Amended and Restated Guaranty and Pledge Agreement, dated August 31, 2007, among Linn Energy, LLC, the other obligors named therein and BNP Paribas, as administrative agent.

10.3*	Registration Rights Agreement dated August 31, 2007, by and among Linn Energy, LLC and the Purchasers named therein.

99.1	Press Release of Linn Energy, LLC dated August 31, 2007.

*              The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: September 5, 2007	By:	/s/ Kolja Rockov
Kolja Rockov
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

2.1*

Amended and Restated Mid-Continent Onshore Package Purchase Agreement, dated August 30, 2007, between Dominion Exploration & Production, Inc., Dominion Oklahoma Texas Exploration & Production, Inc., LDNG Texas Holdings, LLC, and DEPI Texas Holdings, LLC, as Sellers, and Linn Energy, LLC, as Purchaser.

4.1	Amendment No. 3 to Second Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC dated August 31, 2007.

4.2	Form of Class D Unit Certificate.

10.1*	Third Amended and Restated Credit Agreement, dated August 31, 2007, among Linn Energy, LLC, as borrower, BNP Paribas, as administrative agent, and the agents and lenders party thereto.

10.2*	Third Amended and Restated Guaranty and Pledge Agreement, dated August 31, 2007, among Linn Energy, LLC, the other obligors named therein and BNP Paribas, as administrative agent.

10.3*	Registration Rights Agreement dated August 31, 2007, by and among Linn Energy, LLC and the Purchasers named therein.

99.1	Press Release of Linn Energy, LLC dated August 31, 2007.

*  The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.